UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2006

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 9, 2006, our management and Audit Committee concluded that our previously issued consolidated financial statements included in our Annual Report on Form 10-K for the years ended August 31, 2005 and 2004, and in our Quarterly Reports on Form 10-Q during fiscal years 2006 and 2005, should not be relied upon due to errors in the classification of our cash flows received from our interest in joint ventures and distributions made to minority owners. We have determined that a portion of the cash flows received from our joint ventures should have been considered a return on our investment and classified as an operating activity as distributions from equity investments, rather than as an investing activity. Additionally, we had previously reported distributions to minority owners as investing activities when they should have been classified as financing activities. Our management, including the Chief Executive Officer, Chief Financial Officer, and Corporate Controller, and our Audit Committee have discussed these restatements with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

These restatements will not have an impact on our Consolidated Statements of Operations, Consolidated Statements of Shareholders’ Equities and Comprehensive Income, total change in cash and cash equivalents on our Consolidated Statements of Cash Flows, or on our Consolidated Balance Sheets for any of the periods that will be restated.

Summarized results of previously reported and restated Consolidated Statements of Cash Flows are included as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Summarized results of previously reported and restated Consolidated Statements of Cash Flows for the years ended August 31, 2005 and 2004, and for the three quarterly periods during fiscal years 2006 and 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

November 14, 2006	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Summarized results of previously reported and restated Consolidated Statements of Cash Flows for the years ended August 31, 2005 and 2004, and for the three quarterly periods during fiscal years 2006 and 2005